Exhibit 3.35

MUST BE TYPED FILING FEE: $25.00 MUST SUBMIT TWO COPIES	Mail to: Secretary of State Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242

Please include a typed self-addressed envelope	ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of incorporation:

FIRST: The name of the corporation is Manufacturing Sciences Corporation

SECOND: The following amendment to the Articles of Incorporation was adopted on April 3, 2001, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

☐	No shares have been issued or Directors Elected - Action by Incorporators

☐	No shares have been issued but Directors Elected - Action by Directors

☐	Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

☒	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

Please see attached amendment.

THIRD: If changing corporate name, the new name of the corporation is

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:

(Not to exceed ninety (90) days from the date of filing)

Signature

Title	Secretary

Revised 7/95

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03/26/93

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

The following amendment was adopted by the shareholders of the Corporation on MARCH 30, 1993, in the manner prescribed by the Colorado Corporation Code:

WHEREAS, the Board of Directors of the Corporation deems it advisable and in the best interests of the Corporation that the Articles of Incorporation of the Corporation be amended to provide for certain changes in voting rights; be it

RESOLVED, that Article IX of the Articles of Incorporation of Manufacturing Sciences Corporation is hereby amended to read as follows:

VOTING

With respect to any of the following actions to be taken by the shareholders of the corporation, the affirmative vote or concurrence of the holders of a majority of all the outstanding shares of the corporation entitled to vote shall be required:

1.	To amend these Articles of Incorporation.

2.	To lend money to, to guarantee the obligations of and to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation.

3.	To sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, with or without its goodwill, not in the usual or regular course of its business.

4.	To merge or consolidate the corporation.

5.	To dissolve the corporation voluntarily.

6.	To revoke voluntary dissolution proceedings of the corporation.

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03/26/93

7.	To authorize issuance of additional shares of common stock or securities convertible into common stock, to declare stock dividends, or to authorize any stock split.

The number of shares of the Corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote thereon was 1,000.

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	NUMBER OF SHARES
Common Stock	1,000

The number of shares voted for such amendment was 1,000 and the number of shares voted against such amendment was -0-.

The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

CLASS	NUMBER OF SHARES VOTED
	For	Against
Common Stock	1,000	-0-

The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, as is follows:

No change.

The manner in which amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

No change.

55:387:146W

03/26/93

MANUFACTURING SCIENCES CORPORATION

By:	/s/ Alan L. Liby
Alan L. Liby, President

and	/s/ Dennis R. Floyd
Dennis R. Floyd, Secretary

STATE OF ILLINOIS	)
)
Du Page COUNTY	)

Personally came before me this 30 day of March, 1993, the above named Alan L. Liby, President and Dennis R. Floyd, Secretary, to me known to be the persons who executed the foregoing document and acknowledged that they executed the same for the said Corporation by its authority.

Notary Public, State of Illinois
My Commission: 9-4-94

for office use only
MAIL TO: Colorado Secretary of State Corporations Office 1560 Broadway, Suite 200 Denver, Colorado 80202 (303) 894-2200 ARTICLES OF AMENDMENT to the ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST: The name of the corporation is’(note 1) Manufacturing Sciences Corporation

SECOND: The following amendment to the Articles of Incorporation was adopted on March 5, 1992, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

☐	Such amendment was adopted by the board of directors where no shares have been issued.

☒	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

RESOLVED, that the first sentence of Article XI of the articles of incorporation of the Corporation be amended to read as follows:

The number of directors constituting the board of directors of the Corporation is five (5).

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

None

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

None

MANUFACTURING SCIENCES CORPORATION		(Note 1)

By	/s/ Jeffery S. Vincent
Its Jeffery S. Vincent, Vice-President

and	/s/ Richard H. Irving	(Note 2)
Its Richard H. Irving, Secretary

(Note 3)
Its Director

NOTES:	1. Exact corporate name of corporation adopting the Articles of Amendments. (If this is a change of name amendment the name before this amendment is filed)

2. Signatures and titles of officers signing for the corporation.

3. Where no shares have been issued, signature of a director.

ARTICLES OF AMENDMENT to the ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is MANUFACTURING SCIENCES CORPORATION.

SECOND: The following amendment was adopted by the shareholders of the Corporation on July 3, 1984, in the manner prescribed by the Colorado Corporation Code:

WHEREAS, the Board of Directors of the Corporation deems it advisable and in the best interests of the Corporation that the Articles of Incorporation of the Corporation be amended to provide for certain changes in voting rights; be it

RESOLVED, that the Articles of Incorporation of Manufacturing Sciences Corporation are hereby amended by striking the word “majority” in the introductory clause of ARTICLE IX and inserting the words “one hundred percent” in lieu thereof and by adding the following language to the end of ARTICLE IX: “7. To authorize issuance of additional shares of common stock or securities convertible into common stock, to declare stock dividends, or to authorize any stock split.”

THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote thereon was 1,000.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	NUMBER OF SHARES
Common Stock	1,000

FIFTH: The number of shares voted for such amendment was 1,000 and the number of shares voted against such amendment was -0-.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

CLASS	NUMBER OF SHARES VOTED
	For	Against
Common Stock	1,000	-0-

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, as is follows:

No change.

EIGHTH: The manner in which amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

No change.

MANUFACTURING SCIENCES CORPORATION

By	/s/ Dennis R. Floyd
Dennis R. Floyd, President

and	/s/ Alan L. Liby
Alan L. Liby, Secretary

STATE OF COLORADO	)
CITY AND	)	ss.
COUNTY OF DENVER	)

Before me, J. BRIAN STOCKMAR, a Notary Public in and for the said County and State, personally appeared Dennis R. Floyd and Alan L. Liby who acknowledged before me that they are the President and Secretary, respectively, of Manufacturing Sciences Corporation, a Colorado corporation and that each of them signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 3rd day of July, 1984.

My commission expires: My Commission Expires Oct, 28, 1985

(SEAL)	/s/ J. Brian Stockmar
Notary Public

ARTICLES OF INCORPORATION OF MANUFACTURING SCIENCES CORPORATION

The undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Colorado Corporation Code, adopt the following Articles of Incorporation for such corporation:

ARTICLE I

Name

The name of the corporation is: MANUFACTURING SCIENCES CORPORATION.

ARTICLE II

Duration

The period of duration of the corporation is perpetual.

ARTICLE III

Purposes

The purposes for which the corporation is organized are as follows:

A. Industrial research, process and product development, engineering, marketing, consulting and manufacturing.

B. To purchase or otherwise acquire, and to own, hold, manage, manufacture, develop and sell, lease, encumber or otherwise dispose of and deal in personal property of every kind and description, tangible or intangible and including, but not limited to, stock, stock rights, options or warrants, debentures, bonds, and other obligations and securities of corporations or other entities, whether in connection with or incident or related to the foregoing purposes or otherwise;

C. To purchase or otherwise acquire, and to own, hold, manage, develop and sell, lease, encumber or otherwise dispose of and deal in real property, whether improved or unimproved, and any interest therein, of every kind and description, whether in connection with or incident or related to the foregoing purposes or otherwise;

D. To invest, on behalf of itself or others, in any form, any part of its capital and such additional funds as it may obtain, in any corporation, association, partnership, organization, venture, or entity of any kind or character and otherwise acquire such interests therein as the board of directors may from time to time deem convenient or proper and actively engage in, promote, manage and otherwise protect and develop any investment or interest so acquired, whether in connection with or incident or related to the foregoing purposes or otherwise;

E. To provide services and to act as agent, factor or employee for any entity or individual, whether in connection with or incident to the foregoing purposes or otherwise;

F. To do everything necessary, proper, advisable, or convenient for the accomplishment of the purposes herein- above set forth and to do all other things incidental thereto or connected therewith which are not forbidden by the Colorado Corporation Code, by any other law, or by these Articles of Incorporation; and

G. To carry out the purposes hereinabove set forth in any political subdivision or dependency of the United States of America, or any foreign country, to the extent that such purposes are not forbidden by the laws of such political subdivision or dependency of the United States of America or by such foreign country.

ARTICLE IV

Powers

The corporation shall have and may exercise all powers and rights granted or otherwise provided for by the Colorado Corporation Code, including, but not limited to, all powers necessary or convenient to effect the corporation’s purposes.

ARTICLE V

Shares

A. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is fifty thousand (50,000) shares of common stock of the par value of one dollar ($1.00) per share.

B. Transfer Restrictions. The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation’s right so to impose such restrictions, whether by provision in the Bylaws or otherwise.

C. Cumulative Voting. Cumulative voting of shares in the election of directors is mandatory.

D. Grant of Pre-emptive Rights. The shareholders of the corporation shall have a pre-emptive right to acquire, additional unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares, including but not limited to, the pre-emptive rights set forth in Section 7-4-110 2(a)(I) and (II) and 2(b), (c), and (d), C.R.S. 1973, as amended from time to time. In all events, the pre-emptive rights granted hereby shall only be an opportunity to acquire shares or other securities under such terms and conditions as the board of directors may fix for the purpose of providing a fair and reasonable opportunity for the exercise of such rights.

ARTICLE VI

Conflicts of Interest

No contract or other transaction between the corporation and one or more of its directors or officers, or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE VII

Indemnification

In addition to the other powers now or hereafter conferred upon the corporation by these Articles of Incorporation, the Colorado Corporation Code or otherwise, the corporation shall possess and may exercise all powers to indemnify directors, officers, employees, fiduciaries and other persons and all powers whatsoever incidental thereto (including without limitation the power to advance expenses and the power to purchase and maintain insurance with respect thereto), without regard to whether or not such powers are expressly provided for by the Colorado Corporation Code. The board of directors is hereby authorized on behalf of the corporation and without shareholder action to exercise all of the corporation’s powers of indemnification, whether by provision in the Bylaws or otherwise.

ARTICLE VIII

Quorum

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Colorado Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

ARTICLE IX

Voting

With respect to any of the following actions to be taken by the shareholders of the corporation, the affirmative vote or concurrence of the holders of majority of all the outstanding shares of the corporation entitled to vote shall be required:

1. To amend these Articles of Incorporation.

2. To lend money to, to guarantee the obligations of and to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation.

3. To sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, with or without its goodwill, not in the usual or regular course of its business.

4. To merge or consolidate the corporation.

5. To dissolve the corporation voluntarily.

6. To revoke voluntary dissolution proceedings of the corporation.

ARTICLE X

Registered Office and Agent

The address of the initial registered office of the corporation is 711 Walnut Street, Boulder, CO 80302 and the name of the corporation’s initial registered agent at such address is Alan L. Liby.

ARTICLE XI

Board of Directors

The number of directors constituting the initial board of directors of the corporation is three (3). The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

Dennis R. Floyd	3265 Fenton Denver, CO 80033

Alan L. Liby	4662 Kirkwood Ct. Boulder, CO 80301

Michael J. Floyd	861 Golf Vu Drive Fond du Lac, Wisconsin 54935

ARTICLE XII

Incorporator

The names and addresses of the incorporators are:

Alan L. Liby	4662 Kirkwood Ct. Boulder, CO 80301

Dennis R. Floyd	3265 Fenton Denver, CO 80033

ARTICLE XIII

Amendments

The corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Corporation Code.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Incorporation on July 31, 1982.

/s/ Alan L. Liby
Alan L. Liby

/s/ Dennis R. Floyd
Dennis R. Floyd

STATE OF COLORADO	)
	)	ss.
COUNTY OF Boulder	)

I , EUNICE IRWIN, a Notary Public, hereby certify that Alan L. Liby personally appeared before me, who being by me first duly sworn, declared that he is the person who signed the foregoing Articles of Incorporation as incorporator, and that the statements therein contained are true.

In witness whereof, I have hereunto set my hand and seal this 31st day of July, 1982.

My commission expires: 3-21-85

/s/ Eunice Irwin
Notary Public

1648 SPRUCE ST
BOULDER , CO 80302
Address

STATE OF COLORADO	)
	)	ss.
COUNTY OF Boulder	)

I , EUNICE IRWIN, a Notary Public, hereby certify that Dennis R. Floyd personally appeared before me, who being by me first duly sworn, declared that he is the person who signed the foregoing Articles of Incorporation as incorporator, and that the statements therein contained are true.

In witness whereof, I have hereunto set my hand and seal this 31st day of July, 1982.

My commission expires: 3-21-85

/s/ Eunice Irwin
Notary Public

1648 SPRUCE ST
BOULDER, CO 80302
Address